PRESS RELEASE Jeffrey Schnell Vice President, Investor Relations T + 1 201 207 3029 jeffrey.schnell@entegris.com

Exhibit 99.1

ENTEGRIS REPORTS RESULTS FOR FIRST QUARTER OF 2026

•Net sales of $812 million.
•GAAP diluted EPS of $0.60.
•Non-GAAP diluted EPS of $0.86.

BILLERICA, Mass., April 30, 2026 - Entegris, Inc. (NASDAQ: ENTG), today reported its financial results for the Company’s first quarter ended March 28, 2026.
Dave Reeder, Entegris’ President and Chief Executive Officer, said: “Entegris delivered solid first quarter results, continuing our trend of disciplined execution and focused customer engagement. Revenue grew 5% year-over-year, primarily driven by increasing unit-driven volumes related to the industry’s most advanced manufacturing processes. Adjusted gross margin, adjusted EBITDA margin and non-GAAP EPS all exceeded our guidance range. Strong cash generation allowed us to reduce leverage while continuing to invest in our customers’ technology roadmaps.”

Mr. Reeder added: “Despite geopolitical tensions, the semiconductor market continues to improve, driven by accelerating AI-related demand. This momentum is reflected in strengthening order patterns across our portfolio. Entegris’ differentiated product portfolio is well positioned to capture incremental content from industry node migrations and manufacturing capacity expansions.”

Quarterly Financial Results Summary
(in millions, except percentages and per share data)

GAAP Results	Mar 28, 2026	Mar 29, 2025	Dec 31, 2025
Net sales	$811.9	$773.2	$823.9
Gross margin - as a % of net sales	46.9%	46.1%	43.8%
Operating margin - as a % of net sales	17.4%	15.8%	12.7%
Net income	$92.0	$62.9	$49.4
Diluted earnings per common share	$0.60	$0.41	$0.32

Non-GAAP Results	Mar 28, 2026	Mar 29, 2025	Dec 31, 2025
Adjusted gross margin - as a % of net sales	46.9%	46.1%	44.0%
Adjusted operating margin - as a % of net sales	23.6%	22.1%	21.2%
Adjusted EBITDA - as a % of net sales	27.8%	28.5%	27.7%
Diluted non-GAAP earnings per common share	$0.86	$0.67	$0.70

Second Quarter of 2026 Outlook
For the Company’s guidance for the second quarter ending June 27, 2026, the Company expects sales of $815 million to $845 million. We expect GAAP net income to be between $82 million and $94 million and diluted earnings per common share is expected to be between $0.53 and $0.61. On a non-GAAP basis, the Company expects diluted earnings per common share to range from $0.76 to $0.84, reflecting net income on a non-GAAP basis in the range of $116 million to $129 million. The Company also expects Adjusted EBITDA of approximately 27.0% to 28.0% of sales.
Segment Results
The Company currently operates in two segments:
Materials Solutions (MS): MS provides materials-based solutions, such as chemical vapor and atomic layer deposition materials, chemical mechanical planarization slurries and pads, ion implantation specialty gases, formulated etch and clean materials, and other specialty materials that enable our customers to achieve better device performance and faster time to yield, while providing for lower total cost of ownership.
Advanced Purity Solutions (APS): APS offers filtration, purification and contamination-control solutions that improve customers’ yield, device reliability and cost by ensuring the purity of critical liquid chemistries and gases and the cleanliness of wafers and other substrates used throughout semiconductor manufacturing processes, the semiconductor ecosystem and other high-technology industries.
First Quarter Results Conference Call
Entegris will hold a conference call to discuss its results for the first quarter on Thursday, April 30, 2026, at 8:00 a.m. Eastern Time. Participants should dial 833-316-1983 or +1 785-838-9310, referencing confirmation ID: ENTGQ126. Participants are asked to dial in 10 minutes prior to the start of the call. For the live webcast and replay of the call, please Click Here.
Management’s slide presentation concerning the results for the first quarter will be posted on the Investor Relations section of www.entegris.com.

About Entegris
Entegris is a leading supplier of critical advanced materials and process solutions for the semiconductor and other high-technology industries. Entegris has approximately 7,700 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information can be found at www.entegris.com.

Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted Net Sales, Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, Adjusted Operating Income, non-GAAP Net Income, non-GAAP Adjusted Operating Margin and diluted non-GAAP Earnings Per Common Share, together with related measures thereof, are considered “non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company provides supplemental non-GAAP financial measures to better understand and manage its business and believes these measures provide investors and analysts additional and meaningful information for the assessment of the Company’s ongoing results. Management also uses these non-GAAP measures to assist in the evaluation of the performance of its business segments and to make operating decisions. Management believes that the Company’s non-GAAP measures help indicate the Company’s baseline performance before certain gains, losses or other charges that may not be indicative of the Company’s business or future outlook, and that non-GAAP measures offer a more consistent view of business performance. The Company believes the non-GAAP measures aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for such items and providing a level of disclosure that will help investors generally understand how management plans, measures and evaluates the Company’s business performance. Management believes that the inclusion of non-GAAP measures provides greater consistency in its financial reporting and facilitates investors’ understanding of the Company’s historical operating trends by providing an additional basis for comparisons to prior periods. The reconciliations of GAAP net sales to Adjusted Net Sales (excluding divestiture), GAAP gross profit to Adjusted Gross Profit, GAAP segment profit to Adjusted Operating Income, GAAP net income to Adjusted Operating Income and Adjusted EBITDA, GAAP net income and diluted earnings per common share to non-GAAP Net Income and diluted non-GAAP Earnings Per Common Share and GAAP outlook to non-GAAP outlook are included elsewhere in this release.

Entegris, Inc. - page 2 of 12

Cautionary Note on Forward-Looking Statements
This news release contains “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on current management expectations and assumptions only as of the date of this news release. They are not guarantees of future performance and they involve substantial risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, but are not limited to, fluctuations in the demand for semiconductors and the overall volume of semiconductor manufacturing; the impact of global economic uncertainty, including financial market volatility, which may result in lower consumer spending, inflationary pressures, a higher interest rate environment, an economic recession, and bank instability; supply chain interruptions and the Company’s dependence on sole, single, and limited source suppliers and related raw material shortages and cost increases; operational, political, legal and other risks associated with the Company’s international operations, including challenges in hiring and integrating workers in different countries, maintaining appropriate business practices across the varied jurisdictions in which we operate, and engaging and managing global, regional and local third-party service providers and risks related to geopolitical uncertainty and regional and global instabilities and hostilities, including, but not limited to, the ongoing conflicts between Ukraine and Russia, and conflicts in the Middle East, as well as the global responses thereto; export controls, economic sanctions, and similar restrictions; the concentration and consolidation of the Company’s customer base; the Company’s ability to meet rapid demand shifts; the Company’s ability to continue technological innovation and to introduce new products to meet customers’ rapidly changing requirements; manufacturing and other operational disruptions or delays; IT system failures, network disruptions, and cybersecurity risks; tariffs, additional taxes and other protectionist measures resulting from international trade disputes, strained international relations and changes in foreign and national security policy; the risks associated with the use and manufacture of hazardous materials; goodwill impairment; challenges in attracting and retaining qualified personnel; the Company’s ability to protect and enforce intellectual property rights; artificial intelligence; the Company’s environmental, social, and governance commitments; legal and regulatory risks, including changes in laws and regulations related to the environment, health and safety, accounting standards, and corporate governance, across the jurisdictions in which the Company operates; changes in taxation or adverse tax rulings; the ability to obtain government incentives and the possibility that competitors will benefit from government incentives for which the Company does not qualify; the amount and consequences of the Company’s indebtedness, the Company’s ability to repay its debt and to obtain future financing, and the Company’s obligations under its current outstanding credit facilities; volatility in the Company’s stock price; the payment of cash dividends and the adoption of future share repurchase programs; the Company’s ability to effectively implement any organizational changes; substantial competition; the Company’s ability to identify, complete and integrate acquisitions, joint ventures, divestitures or other similar transactions; the impacts of climate change; and other matters. These risks and uncertainties also include, but are not limited to, the risk factors and additional information described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2026, including under the heading “Risk Factors” in Item 1A, and in the Company’s other periodic filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company undertakes no obligation to update any forward-looking statements or information contained herein, which speak as of their respective dates.
Entegris, Inc. - page 3 of 12

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three months ended
	Mar 28, 2026	Mar 29, 2025	Dec 31, 2025
Net sales	$811.9	$773.2	$823.9
Cost of sales	431.1	416.7	463.3
Gross profit	380.8	356.5	360.6
Selling, general and administrative expenses	117.6	103.3	130.4
Engineering, research and development expenses	75.3	84.8	79.0
Amortization of intangible assets	46.3	46.1	46.3
Operating income	141.6	122.3	104.9
Interest expense, net	47.0	49.6	45.7
Other expense, net	1.4	1.3	4.1
Income before income tax expense	93.2	71.4	55.1
Income tax expense	1.0	8.2	5.5
Equity in net loss of affiliates	0.2	0.3	0.2
Net income	$92.0	$62.9	$49.4

Basic earnings per common share	$0.60	$0.42	$0.33
Diluted earnings per common share	$0.60	$0.41	$0.32

Weighted average shares outstanding:
Basic	152.3	151.4	151.9
Diluted	153.2	152.0	152.5

Entegris, Inc. - page 4 of 12

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	Mar 28, 2026	Dec 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$442.7	$360.4
Trade accounts and notes receivable, net	529.5	458.7
Inventories, net	644.4	643.2
Deferred tax charges and refundable income taxes	29.0	35.1
Other current assets	140.4	140.8
Total current assets	1,786.0	1,638.2
Property, plant and equipment, net	1,636.6	1,636.1
Right-of-use assets	116.5	108.7
Goodwill	3,947.6	3,946.7
Intangible assets, net	860.7	906.9
Deferred tax assets and other noncurrent tax assets	110.0	91.6
Other noncurrent assets	17.7	22.3
Total assets	$8,475.1	$8,350.5
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$209.0	$171.5
Accrued liabilities	255.9	234.7
Income taxes payable	90.7	82.4
Total current liabilities	555.6	488.6
Long-term debt	3,651.2	3,697.6
Long-term lease liabilities	106.3	98.6
Other liabilities	112.8	112.3
Shareholders’ equity	4,049.2	3,953.4
Total liabilities and equity	$8,475.1	$8,350.5

Entegris, Inc. - page 5 of 12

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three months ended
	Mar 28, 2026	Mar 29, 2025
Operating activities:
Net income	$92.0	$62.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	34.1	49.9
Amortization	46.3	46.1
Share-based compensation expense	16.7	13.4
Provision for deferred income taxes	(18.5)	(16.2)
Other	20.2	19.2
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(72.1)	(1.5)
Inventories	(15.3)	(45.2)
Accounts payable and accrued liabilities	63.8	9.6
Income taxes payable and refundable income taxes	14.4	5.6
Other	1.4	(3.4)
Net cash provided by operating activities	183.0	140.4
Investing activities:
Acquisition of property, plant and equipment	(41.5)	(108.0)
Proceeds from government incentives	2.0	—
Other	1.1	(0.3)
Net cash used in investing activities	(38.4)	(108.3)
Financing activities:
Proceeds from debt	65.0	180.0
Payments of debt	(115.0)	(180.0)
Payments for dividends	(15.4)	(15.4)
Issuance of common stock	14.3	1.4
Taxes paid related to net share settlement of equity awards	(10.1)	(8.0)
Other	(0.4)	(0.4)
Net cash used in financing activities	(61.6)	(22.4)
Effect of exchange rate changes on cash and cash equivalents	(0.7)	2.0
Increase in cash and cash equivalents	82.3	11.7
Cash and cash equivalents at beginning of period	360.4	329.2
Cash and cash equivalents at end of period	$442.7	$340.9
Entegris, Inc. - page 6 of 12

Entegris, Inc. and Subsidiaries
Segment Information
(In millions)
(Unaudited)

	Three months ended
Net sales	Mar 28, 2026	Mar 29, 2025	Dec 31, 2025
Materials Solutions	$351.1	$341.4	$361.8
Advanced Purity Solutions	463.6	433.9	464.5
Inter-segment elimination	(2.8)	(2.1)	(2.4)
Total net sales	$811.9	$773.2	$823.9

	Three months ended
Segment profit	Mar 28, 2026	Mar 29, 2025	Dec 31, 2025
Materials Solutions	$75.9	$75.0	$63.9
Advanced Purity Solutions	133.6	108.1	104.2
Total segment profit	209.5	183.1	168.1
Amortization of intangibles	(46.3)	(46.1)	(46.3)
Unallocated expenses	(21.6)	(14.7)	(16.9)
Total operating income	$141.6	$122.3	$104.9

Entegris, Inc. - page 7 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In millions)
(Unaudited)

	Three months ended
	Mar 28, 2026	Mar 29, 2025	Dec 31, 2025
Net sales	$811.9	$773.2	$823.9
Gross profit-GAAP	$380.8	$356.5	$360.6
Adjustments to gross profit:
Restructuring costs (1)	0.3	0.2	1.7
Adjusted gross profit	$381.1	$356.7	$362.3

Gross margin - as a % of net sales	46.9%	46.1%	43.8%
Adjusted gross margin - as a % of net sales	46.9%	46.1%	44.0%
(1) Restructuring charges resulting from discrete cost saving initiatives inclusive of employee termination benefit and contract termination costs, primarily related to (i) an internal reorganization, combining two complementary divisions into one and realigning our customer facing organization and (ii) workforce reductions and contract termination costs.

Entegris, Inc. - page 8 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In millions)
(Unaudited)

	Three months ended
Adjusted segment profit	Mar 28, 2026	Mar 29, 2025	Dec 31, 2025
MS segment profit	$75.9	$75.0	$63.9
Restructuring costs (1)	1.2	0.1	0.9
Loss on sale of business (2)	—	—	10.9
MS adjusted segment profit	$77.1	$75.1	$75.7

APS segment profit	$133.6	$108.1	$104.2
Restructuring costs (1)	1.5	2.3	10.8
APS adjusted segment profit	$135.1	$110.4	$115.0

Unallocated general and administrative expenses	$21.6	$14.7	$16.9
Less: unallocated restructuring costs (1)	(1.4)	—	(0.6)
Adjusted unallocated general and administrative expenses	$20.2	$14.7	$16.3

Total adjusted segment profit	$212.2	$185.5	$190.7
Less: adjusted unallocated general and administrative expenses	(20.2)	(14.7)	(16.3)
Total adjusted operating income	$192.0	$170.8	$174.4
(1) Restructuring charges resulting from discrete cost saving initiatives inclusive of employee termination benefit and contract termination costs, primarily related to (i) an internal reorganization, combining two complementary divisions into one and realigning our customer facing organization and (ii) workforce reductions and contract termination costs.
(2) Non-recurring net loss from the sale of a small, industrial specialty chemicals business.

Entegris, Inc. - page 9 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In millions)
(Unaudited)

	Three months ended
	Mar 28, 2026	Mar 29, 2025	Dec 31, 2025
Net sales	$811.9	$773.2	$823.9
Net income	$92.0	$62.9	$49.4
Net income - as a % of net sales	11.3%	8.1%	6.0%
Adjustments to net income:
Equity in net loss of affiliates	0.2	0.3	0.2
Income tax expense	1.0	8.2	5.5
Interest expense, net	47.0	49.6	45.7
Other expense, net	1.4	1.3	4.1
GAAP - Operating income	141.6	122.3	104.9
Operating margin - as a % of net sales	17.4%	15.8%	12.7%
Restructuring costs (1)	4.1	2.4	12.3
Loss on sale of business (2)	—	—	10.9
Amortization of intangible assets (3)	46.3	46.1	46.3
Adjusted operating income	192.0	170.8	174.4
Adjusted operating margin - as a % of net sales	23.6%	22.1%	21.2%
Depreciation	34.1	49.9	53.7
Adjusted EBITDA	$226.1	$220.7	$228.1
Adjusted EBITDA - as a % of net sales	27.8%	28.5%	27.7%
(1) Restructuring charges resulting from discrete cost saving initiatives inclusive of employee termination benefit and contract termination costs, primarily related to (i) an internal reorganization, combining two complementary divisions into one and realigning our customer facing organization and (ii) workforce reductions, contract termination costs.
(2)Non-recurring net loss from the sale of a small, industrial specialty chemicals business.
(3) Non-cash amortization expense associated with intangibles acquired in acquisitions.

Entegris, Inc. - page 10 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income and Diluted Earnings per Common Share to Non-GAAP Net Income and Diluted Non-GAAP Earnings per Common Share
(In millions, except per share data)
(Unaudited)

	Three months ended
	Mar 28, 2026	Mar 29, 2025	Dec 31, 2025
GAAP net income	$92.0	$62.9	$49.4
Adjustments to net income:
Restructuring costs (1)	4.1	2.4	12.3
Loss on extinguishment of debt (2)	0.5	—	1.5
Loss on sale of business (3)	—	—	10.9
Amortization of intangible assets (4)	46.3	46.1	46.3
Tax effect of adjustments to net income and discrete tax items (5)	(10.4)	(9.9)	(13.9)
Non-GAAP net income	$132.5	$101.5	$106.5

Diluted earnings per common share	$0.60	$0.41	$0.32
Effect of adjustments to net income	$0.26	$0.25	$0.37
Diluted non-GAAP earnings per common share	$0.86	$0.67	$0.70

Diluted weighted averages shares outstanding	153.2	152.0	152.5
(1) Restructuring charges resulting from discrete cost saving initiatives inclusive of employee termination benefit and contract termination costs, primarily related to (i) an internal reorganization, combining two complementary divisions into one and realigning our customer facing organization and (ii) workforce reductions and contract termination costs.
(2) Loss on extinguishment of debt of our Term Loan Facility in 2025 and 2026.
(3) Non-recurring net loss from the sale of a small, industrial specialty chemicals business.
(4) Non-cash amortization expense associated with intangibles acquired in acquisitions.
(5) The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate for each respective year.
Entegris, Inc. - page 11 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Outlook to Non-GAAP Outlook *
(In millions, except per share data)
(Unaudited)

Second Quarter Outlook
Reconciliation GAAP Operating Margin to non-GAAP Operating Margin and Adjusted EBITDA Margin	June 27, 2026
Net sales	$815 - $845
GAAP - Operating income	$139 - $155
Operating margin - as a % of net sales	17.1% - 18.4%
Amortization of intangible assets	46
Adjusted operating income	$185 - $201
Adjusted operating margin - as a % of net sales	22.7% - 23.8%
Depreciation	35
Adjusted EBITDA	$220 - $236
Adjusted EBITDA - as a % of net sales	27.0% - 28.0%

Second Quarter Outlook
Reconciliation GAAP net income to non-GAAP net income	June 27, 2026
GAAP net income	$82 - $94
Adjustments to net income:
Amortization of intangible assets	46
Income tax effect	(11)
Non-GAAP net income	$116 - $129

Second Quarter Outlook
Reconciliation GAAP diluted earnings per share to non-GAAP diluted earnings per share	June 27, 2026
Diluted earnings per common share	$0.53 - $0.61
Adjustments to earnings per share:
Amortization of intangible assets	0.30
Income tax effect	(0.07)
Diluted non-GAAP earnings per common share	$0.76 - $0.84

*As a result of displaying amounts in millions, rounding differences may exist in the tables.

### END ###
Entegris, Inc. - page 12 of 12